                                                                    EXHIBIT 10.6
                                                                    ------------

                       ADMINISTRATIVE SERVICES AGREEMENT

          THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into as of this 17th day of October, 1996 between Ryder Truck Rental, Inc., a Florida corporation with its principal place of business at 3600 N.W. 82nd Avenue, Miami, Florida 33166 ("Ryder") and Ryder TRS, Inc. (f/k/a RCTR Holdings, Inc.), a Delaware corporation with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 ("TRS"), wherein it is agreed:

          1.  Purposes:
              --------

          1.1 Ryder and TRS are parties to an Asset Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement") under which TRS is purchasing from Ryder certain assets and businesses of Ryder's Consumer Truck Rental division (the "Business").

          1.2 TRS wishes that Ryder continue to provide, and Ryder agrees to continue to provide, certain services in support of the Business from and after the date hereof, on the terms and conditions set forth herein.

          2.  Term.  Subject to the provisions of Section 5 hereof, this
              ----
Agreement shall be effective from and after the date hereof and shall continue until the earlier of (a) two years from the date hereof or (b) the date all services have been terminated pursuant to Section 5 below.

          3.  Agreement to Perform Selected Services.
              --------------------------------------

          Subject to all of the terms and conditions hereof, Ryder shall provide to TRS those administrative and support services described on Schedule A hereto (the "Services"), provided, however that Ryder shall not be obligated to take any action that would constitute preparation of an income tax return or would otherwise result in Ryder's being deemed to be an income tax return preparer within the meaning of Section 7701 of the Internal Revenue Code of 1986, as amended, and within the meaning of similar tax laws under state statutes.

          3.1 From time to time, TRS may request that the Services be expanded to include other services which Ryder provided to the Business just prior to the date hereof, and Ryder shall in good faith negotiate with TRS to provide the services if Ryder has the capacity to do so; provided, however, that with respect to any service not scheduled Ryder shall not be obligated to offer any professional services, such as legal advice or advice on the setting of accounting reserves, or any service which Ryder in its sole discretion believes to be inappropriate due to the competitiveness of the parties, or any service which Ryder does

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

not possess legal authority to do for a third party. Ryder shall perform the Services exercising the same skill and in the same manner as it performed the same or similar services for its own account prior to the date hereof. The foregoing sentence is a statement of general applicability to all services in the aggregate, and shall not be deemed a measurement of any one instance of performance/nonperformance apart from other performances/nonperformances of similar services.

          If TRS desires that a particular Service be performed in a different way and Ryder is reasonably able to accommodate such desire, then the parties will agree upon the remuneration Ryder shall receive for performing the Service that way, and Ryder shall accommodate the request.

          From time to time, TRS may request Ryder to perform certain services for its wholly owned subsidiary, RCTR, Inc. ("RCTR"). TRS agrees to obtain from RCTR such authorizations as are necessary to accomplish such services. Ryder shall have no duty to inquire of TRS whether such authorizations have been obtained. Ryder may rely upon TRS' covenant in the second sentence of this paragraph. If, however, Ryder at any time has reason to doubt that any such necessary authorization has not been obtained, Ryder shall not be obligated to perform any duty to which the authorization relates, until such authorization shall have been obtained and evidence of such, reasonably satisfactory to Ryder, has been delivered to Ryder.

          3.2 If in Ryder's sole discretion it deems necessary or appropriate, Ryder may engage the services of third parties to render, or assist in rendering, certain of the Services. Except for emergencies, Ryder shall discuss its outsourcing decision with TRS at least ten days prior to implementing the outsourcing, and Ryder shall only outsource Services (i) as part of a greater outsourcing of services Ryder provides to itself or its customers or (ii) with TRS's consent, which shall not be unreasonably withheld. Ryder shall not utilize outsourcing for the purpose of diminishing the skill or manner with which Services are performed.

          TRS agrees that certain of the Services may require the assistance of certain former employees of Ryder who are employed by TRS, and that Ryder shall be entitled to utilize the services of such employees upon reasonable prior notice provided that such utilization does not unreasonably interfere with the duties of such employees. The Services to be rendered by such employees shall be arranged through the Transition Coordinators.

          Each of TRS and Ryder shall designate one (1) transition coordinator (each, a "Transition Coordinator" and collectively, the "Transition Coordinators") who will provide continuous oversight and coordination of, and communicate concerning

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

disputes with respect to, the Services who will be available to TRS and Ryder during normal business hours and who will be responsible for providing for, or delegating the provision of assistance regarding, the Services. TRS and Ryder may from time to time substitute the persons serving as Transition Coordinators with other persons who, in the reasonable judgment of the party appointing the Transition Coordinator, are qualified to serve in those positions.

          3.3 TRS acknowledges that Ryder's ability to provide the Services, and to do so on a timely basis, may be in whole or in part dependent on receipt of accurate, timely and sufficient information from TRS.

          4.  Charges for Services; Payment:
              -----------------------------

          4.1 The charges for Services shall be the charges listed in Schedule B hereto.

          In addition to the scheduled charges, TRS shall reimburse to Ryder an amount equal to the sum of: (i) all direct out-of-pocket fees and expenses incurred by Ryder in rendering the Services to the extent not already included in the amounts payable in Schedule B hereof, (ii) * (iii) any and all taxes (other than taxes based on Ryder's net income or gross income) assessed on the provision of the Services without any offset or deduction of any nature whatsoever. Such costs, expenditures and taxes will be billed to TRS in the monthly invoices rendered pursuant to this paragraph. * .

          4.2 Ryder shall invoice TRS weekly in arrears for all charges for Services to TRS, which invoice shall be accompanied by reasonable documentation or explanation supporting such charges, and TRS shall pay Ryder, as to time periods within the first year following the date hereof, no later than thirty
(30) days after each invoice date, and as to all subsequent periods, no later than fifteen (15) days after each invoice date. All payments hereunder shall be made without deduction (except for charges billed in error), set off, recoupment or counterclaim. In the case of charges believed to be billed in error, TRS shall timely pay the undisputed portion of the invoice, and on or before the due date for payment of the charges ("Due Date"), TRS shall notify Ryder in writing of the portion believed to be billed in error and give Ryder an explanation, in reasonable detail, of the reasons for its belief. The due date for payment of these disputed sums shall then be extended for ten (10) days (or such later time as both parties agree in writing) from the Due Date to give the parties time to negotiate resolution of the dispute, which both parties will do in good faith.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          All charges shall conclusively be presumed correct unless Ryder receives notice within one hundred eighty (180) days of the invoice date.

          All overdue amounts shall bear interest at a rate equal to the lower of: (i) ten percent (10%) per annum or (ii) the highest rate permitted by law ("Past Due Interest").

          4.3 TRS shall obtain and maintain a letter of credit, in favor of Ryder, in the amount of two and one half million dollars ($2,500,000.00), the issuer or confirming bank of which will be a bank reasonably acceptable to Ryder and the terms of which shall be substantially in accordance with the form attached hereto as Exhibit A (the "Letter of Credit") which may be drawn by Ryder in the event of Material Breach by TRS under clause 10(i) of this Agreement or any of the other agreements between the parties of even date herewith entitled Vehicle Maintenance Agreement, MIS Support Agreement, or Used Truck Sales Agreement, as any of them may be amended from time to time or as otherwise provided in Schedule 9.6(c) of the Asset Purchase agreement. Such Letter of Credit shall be for a term of at least one year. One master $2.5 million letter of credit which complies with the terms of this paragraph shall constitute the Letter of Credit under each of the foregoing listed agreements ("Support Agreements"). TRS shall be obligated to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement.

          Notwithstanding the foregoing, TRS may terminate, or not renew, the Letter of Credit after the first anniversary of the date hereof, if it is not in default of this Agreement at such time; provided, however, that should TRS, after such time either (i) commit a Material Breach of this Agreement due to failure to pay charges due hereunder or under any Support Agreement (except, if prevented by a force majeure under paragraph 12 below) or (ii) twice within a twelve month period, fail to timely pay charges due hereunder or under any Support Agreement (except, if prevented by a force majeure under paragraph 12 below), then TRS shall again be obligated to obtain and maintain the Letter of Credit pursuant to the first two sentences of the previous paragraph, and to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement. If, however, during the following twelve months TRS timely pays all charges coming due hereunder, and is not at such time otherwise in default of this Agreement, or in bankruptcy, then TRS may again terminate, or not renew, the Letter of Credit, and TRS's obligations hereunder to maintain the Letter of Credit shall cease, subject to the last stated proviso above.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          4.4 TRS agrees to provide Ryder with the following financial statements and information on a quarterly basis (or upon Ryder's reasonable request from time to time for the purpose of evaluating the creditworthiness of
TRS: (i) TRS's Combined Balance Sheet in the form set forth in Exhibit B; (ii) TRS's Com bined Statement of Earnings in the form set forth in Exhibit C; (iii) TRS's Interest Coverage Ratios; and (iv) TRS's Debt-To-Equity-Ratio. Such information shall be provided to Ryder's credit department and shall not be disseminated beyond such department except to the Controller of Ryder and the Chief Financial Officer of its parent company.

          5.  Reductions in Services; Termination.  The parties recognize that
              -----------------------------------
during the Term hereof TRS's requirements for certain Services will decrease and that TRS intends to reduce or completely phase out Services as no longer required. Accordingly, at any time after the Closing, TRS may terminate all or any part of the Services by giving Ryder not less than sixty (60) days advance notice in writing of any anticipated termination of any Services and, to the extent practicable, the parties will agree to an orderly reduction or phase-out of such Services. Once a Service is discontinued, Ryder shall not again be obligated to later reinstate such Services.

          6.  Non-Solicitation.  TRS covenants to Ryder that neither it nor its
              ----------------
affiliates controlled by it shall solicit or induce any employee of Ryder or a Ryder affiliate who provides Services to accept employment with TRS or any affiliate of TRS during the term in which such Services are provided or within one year thereafter, without the prior written consent of Ryder. It is understood, however, that Ryder will not unreasonably withhold its consent as to any employee who has been primarily engaged in providing Services during the six months prior to termination of those Services. Ryder agrees that neither advertising of employment positions nor post-closing contact of an employee of Ryder or Ryder's affiliate by a contracted head hunter for TRS who is not told to target one or more of those employees, nor a contact to TRS or an affiliate controlled by TRS initiated post-closing by one of those employees regarding employment shall be considered "solicitation" or "inducement" or an attempt to do so.

          7.  Software/Hardware - Not Covered.  This Agreement does not pertain
              -------------------------------
to software or hardware which Ryder utilizes in performing the Services ("Infoware"). The Software License Agreement and MIS Support Agreement, both entered into by TRS and Ryder of even date herewith (the "MIS Agreements"), shall set forth any rights in Infoware which TRS may have. Except as may be expressly set forth in the MIS Agreements, Ryder may modify or remove from use any Infoware at any time, so long as Ryder is otherwise able to continue to provide the Services for which the Infoware was used.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          8.  Insurance; Indemnification:
              --------------------------

          8.1 During the Term of this Services Agreement, * will maintain the types of insurance in the coverage limits listed in the insurance policy schedule set forth below (each, an "Insurance Policy"):

                           INSURANCE POLICY SCHEDULE

TYPE OF INSURANCE POLICY       COVERAGE LIMITS

Commercial General Liability       *
Insurance Policy with Broad
Form Contractual Liability
Insurance Coverage (the
"CGL Insurance Policy")

In the event that any Insurance Policy provides coverage on a "claims made" form rather than on an occurrence form, * shall cause the coverage provided by each such policy to be kept in place for a period of * after the effective date of termination or expiration of this Services Agreement.

          TRS may  *  .

          8.2  Each liability Insurance Policy shall:

               (i)  be written by an insurance company reasonably acceptable to
     * (it being understood that an insurance company rated A- or better by A.M. Best & Company is acceptable);

              (ii) name * as an insured, and be amended to name * , its employees, officers, directors, contractors, agents and affiliates (each an "Additional Insured") as additional insureds as their interests may appear;

             (iii) provide that if such insurance is cancelled, or any material change is made in the coverage which affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insured for ten (10) days after receipt by the Additional Insured of written notice from such insurers of such cancellation or change;

              (iv) be primary and without right of contribution from any other insurance which is carried by, or otherwise available to, any Additional Insured;

               (v) provide that in respect of the interests of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of * or any

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     other Person and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by * or any other Person (other than * );

              (vi) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and

             (vii) in accordance with the terms of the contractual liability coverage provided by such Insurance Policy, insure the obligations of * .

The first  *  of general liability insurance shall be on an occurrence form.

          8.3 At least once a year, from time to time at * request, and any time a new policy is to go into effect, * shall provide * with insurance certificates and other evidence, reasonably satisfactory to * , that the benefits and coverage required by this paragraph 8 are in full force and effect. The certificate shall describe the perils covered by each policy of insurance then in force, identify the insurer or insurers with which such policies of insurance are carried and maintained, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in such policies of insurance so as to evidence compliance with the requirements of this paragraph 8, and that * shall have no duty to examine such insurance certificates or the Insurance Policies to verify compliance. * shall provide a copy of its insurance policies to * promptly following a request therefor, if available.

          8.4 Notwithstanding anything to the contrary in this Agreement, neither party shall be liable for, and each party waives and releases the other from, (and as to * damages, * indemnifies and holds harmless * from) ANY AND ALL INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF USE OR BUSINESS INTERRUPTION, EVEN IF SUCH DAMAGES ARE FORESEEABLE.

          9.  Confidentiality.  Ryder and TRS agree to keep, and to cause each
              ---------------
of its affiliates, directors, officers, and employees to keep, confidential any and all confidential information of the other party that it receives in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys and auditors) and will not, without the other party's written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party. Upon termination

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

of this Agreement, each party will return, and will cause its affiliates to return, to the other party, all original documents and copies of the confidential information which are in its possession.

          10.  Default.  If at any time any party is in Material Breach of this
               -------
Agreement, then in addition to all other rights and remedies available under applicable law or in equity, the other party shall have right to terminate this Agreement without further notice or demand. "Material Breach" shall mean (i) as to a failure of payment, that full payment has not been received within five (5) days, after the owing party's receipt of written notice that the payment was due, (ii) as to any other type of failure, a material failure of performance of a party's obligations under this Agreement, if such failure remains uncured thirty (30) days after receipt of written notice of the failure and (iii) as to TRS, failure to cause the replacement or restoration of the Letter of Credit as applicable, within five (5) days following its complete or partial draw due to the occurrence of a Material Breach hereunder except, as to (i), (ii) or (iii) above, if prevented by a force majeure under paragraph 12 below.

          In addition, this Agreement shall automatically terminate, without notice required, upon the occurrence of any of the following events: (i) the other party voluntarily enters into proceedings in bankruptcy or insolvency;
(ii) the other party shall make an assignment for the benefit of creditors;
(iii) a petition shall be filed against the other party under a bankruptcy law, a corporate reorganization law, or any other law for the relief of debtors (or similar law in purpose or effect) and such petition shall not have been dismissed within sixty (60) days; or (iv) the other party enters into liquidation or dissolution proceedings.

          Subject to the provisions of the next paragraph, in the event of Material Breach by TRS pursuant to clause (i) of the first paragraph of this paragraph 10, Ryder may draw from the Letter of Credit, without court proceeding, order or otherwise, such sums to which Ryder is entitled due to TRS's Material Breach, and Ryder shall apply such sums against such entitlement. If the application of such sums is sufficient to cure the Material Breach, including Past Due Interest owed to date of draw, then the Material Breach shall be deemed cured and Ryder shall not terminate this agreement due to such Material Breach; if the application of such sums is not sufficient for such purpose, then Ryder may terminate this Agreement due to the Material Breach pursuant to the first paragraph of this paragraph 10. It is agreed, however, that if it shall later be determined by a court of competent jurisdiction or by mutual agreement of the parties that TRS did not in fact owe Ryder all of the sums drawn from the Letter of Credit, then Ryder shall return the sums

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

not owed, with interest thereon computed at the same annual rate of interest as set forth above in the definition of "Past Due Interest".

          If and to the extent a failure of payment by TRS arises from an assertion by TRS, timely disputed pursuant to paragraph 4.2 above, that Ryder did not perform a service billed to TRS, then Ryder shall not be entitled to draw the Letter of Credit with respect to such failure of payment until the later of (i) such time as Ryder would be entitled to draw the Letter of Credit under the preceding paragraph, (ii) fifteen business days after the date Ryder notifies TRS in writing that Ryder has investigated the dispute and that its records or its personnel confirm the service to have been performed and has offered TRS access to such records or personnel or (iii) such date as Ryder and TRS mutually agree in writing. It is agreed that the foregoing sentence does not apply to a dispute over the quality or conformity of the Service or to any attempt by TRS to set off another matter against Ryder's invoice.

          In the event either party resorts to litigation, arbitration or other proceeding to enforce its rights under this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses.

          11.  Relationship of the Parties.  It is expressly understood and
               ---------------------------
agreed that in rendering the Services hereunder, Ryder is acting as an independent contractor and that this Agreement does not constitute either party as an employee, partner, joint venturer, agent or other representative of the other party for any purpose whatsoever. Neither party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name of or for the account of the other party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other party, or to bind the other party in any manner whatsoever, or hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other party in any manner whatsoever (except as to any actions taken by either party at the express written request and direction of the other party).

          12.  Force Majeure.  Neither party shall be liable for its failure or
               -------------
delay in fulfilling its obligations hereunder, if such failure or delay is caused by fire, flood, weather conditions or other Acts of God, invasions, insurrections, riots, closing of the public highways, strike, lockout or other labor dispute, civil unrest, war or any other reason beyond the reasonable control of the party. In the case of strikes, lockouts or other labor disputes, it is understood that such event is beyond the reasonable control of the party suffering the

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

event unless and until the party is able to resolve it in a manner which such party deems reasonable and appropriate.

          13.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this paragraph provided receipt of copies of such counterparts is confirmed.

          14.  Governing Law; Jurisdiction and Forum.
               -------------------------------------

          14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof, except for matters of Florida corporate law, as to which such law shall apply.

          14.2 Ryder and TRS hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising out of this Agreement or the transactions contemplated hereby. Ryder and TRS hereby irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          14.3 By the execution and delivery of this Agreement, TRS (i) irrevocably designates and appoints Jay Alix & Associates ("JA&A"), 575 Fifth Avenue, New York, New York 10017, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement so long as JA&A maintains a place of business at an address in New York City; provided that TRS may at any time designate and appoint in lieu of JA&A The Corporation Trust Company ("CTC") care of CT Corporation System, at
                                     ---
1633 Broadway, 23rd floor, in the City of New York, County of New York, State of New York to so serve, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York in any such action or proceeding, and
(iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon TRS in any such action or proceeding. TRS further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

          15.  Entire Agreement.  This Agreement and the Schedules and Exhibits
               ----------------
hereto contain the entire agreement between the

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other that those set forth or referred to herein. This agreement is not intended to confer upon anyone not a party hereto any rights or remedies hereunder.

          16.  Notices.  All notices shall be in writing and delivered
               -------
personally or sent by nationally recognized overnight delivery service (e.g., Federal Express) or registered or certified mail, return receipt requested, to the appropriate address set forth below. Notices to Ryder shall be addressed to:

               Ryder Truck Rental, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida  33166
               Attention:  President

               with a copy to:

               Ryder System, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida  33166
               Attention:  General Counsel

or at such other address and to the attention of such other person as Ryder may designate by written notice to TRS. Notices to TRS shall be addressed to:

               Ryder TRS, Inc.
               c/o Questor Management
                 Company
               4000 Town Center
               Southfield, MI  48075
               Attention:  President

               with a copy to:

               Ryder TRS, Inc.
               8669 N.W. 36th Street
               Miami, FL  33166
               Attention:  Gerald R. Riordan

or at such other address and to the attention of such other person as TRS may designate by written notice to Ryder.

          17.  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing: (i) TRS may assign this Agreement, upon 10 days prior written notice to and without the consent of Ryder, to a party who purchases or

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

acquires, as a going concern, the business of TRS or all or substantially all of TRS's assets, provided, however, that any assignee of this Agreement must (a) agree with Ryder, in writing, to be bound by the terms and provisions hereof,
(b) have a debt/equity ratio as good as, TRS's at the time of execution hereof,
(c) be the assignee of the competition provisions in Section 6.2(d) of the Asset Purchase Agreement and the following agreements defined in the Asset Purchase Agreement (to the extent such agreements are still existing at the time of such assignment): (1) the Copyright License Agreement, (2) the Software License Agreement, (3) the Trademark Agreement, (4) the Dealer Agreement, (5) the Vehicle Maintenance Agreement, (6) the MIS Support Agreement, and (7) the Used Truck Sales Agreement, and (d) not be one of the parties set forth in paragraph number 8 on Schedule 3 of the Trademark Agreement, (ii) Ryder may assign this Agreement, upon 10 days prior written notice to and without the consent of TRS, to a party who purchases or acquires, as a going concern, the business of Ryder or all or substantially all of Ryder's assets, provided, however, that any assignee of this Agreement must (a) agree with TRS, in writing, to be bound by the terms and provisions hereof, and (b) have a debt/equity ratio as good as, Ryder's at the time of execution hereof. TRS may assign its rights hereunder to any lenders which provide financing to TRS for the purpose of consummating the transactions contemplated under the Asset Purchase Agreement, or refinancing any such financing, including any successors thereto.

          18.  Headings; Definitions.  The headings contained in this Agreement
               ---------------------
are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to paragraphs contained herein mean paragraphs of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          19.  Amendments and Waivers.  This Agreement may not be modified or
               ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          20.  Interpretation; Absence of Presumption.  This Agreement shall be
               --------------------------------------
construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          21.  Severability.  Any provision hereof which is invalid or
               ------------
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                            (CONTINUED ON NEXT PAGE)

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          IN WITNESS WHEREOF, the parties have caused this Administrative Services Agreement to be executed by their duly authorized officers as of the date first written above.


RYDER TRUCK RENTAL, INC.              RYDER TRS, INC. (f/k/a
"Ryder"                               RCTR HOLDINGS, INC.)
                                      "TRS"



By:/s/ Dwight D. Denny                By: /s/ Wallace L. Rueckel
   -------------------                   -----------------------
   Dwight D. Denny                       Wallace L. Rueckel
   Executive V.P.-Development            Senior Vice President &
                                              Treasurer

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE A


            ADMINISTRATIVE SERVICES FOR TRS,/1/ AS MAY BE REQUESTED

     A.   Financial Reporting Activities:

          1.   Production of daily revenue report.
          2.   Posting of journal entries.
          3.   Preparation of monthly income statements and balance sheets.
          4.   General Ledger reconciliation.
          5.   General Ledger and location database maintenance.

     B.   Credit Card and Check Accounting Activities:

          1. All reconciliations currently being performed at the corporate level.
          2. Provide Atlanta and Denver area offices necessary information regarding chargebacks.
          3. Maintain vendor interfaces with credit card companies, Telecredit and Buypass.

     C.   Fixed Asset Accounting:

          1. Initial set up, transfers and deletions of assets on fixed asset run.
          2.   Reconciliations.

     D.   Accounts Payable Services:

          1.   Check production and distribution to vendors.
          2.   Reconciliations.
          3.   Form 1099 administration for vendors and dealers.
          4.   Vendor set up and deletion.
          5.   Keypunching of invoices.

     E.   Vehicle Licensing and Sales Accounting:

          1. Applying for all necessary license and permits required for trucks and auto carriers.
          2.   Distribution of license plates and permits.
          3.   Processing of vehicle sales.

     F.   Vehicle Purchasing Accounting:

          1.   Processing Invoices.

___________________
/1/ With the exception of the services in Sections E, F, L and Q which will be provided to RCTR, Inc. at the direction and request of TRS, these services are being provided to TRS only, any services requested for affiliates or subsidiaries will need to be agreed upon on an as requested basis if the provision of such services involves an additional internal cost to Ryder.

          2.   New vehicle capitalization and depreciation accounting.
          3.   Depreciation and new vehicle capitalization reconciliations.

     G.   Payroll Administration:

          1. Process and distribute payroll checks, commissions, and other incentive pay.
          2.   All pre and post tax deductions.
          3.   Direct deposit administration.
          4.   Employment tax deductions and tax returns.
          5.   W2's.
          6.   Garnishment deductions and administration to courts.
          7.   New hire reporting.

     H.   Sales Tax:

          1. Assist in filing all necessary state and local tax reports with required payments from TRS's funds.
          2.   Assist in coordinating tax audits.
          3.   Assist in reconciling tax reserves as required.

     I.   Ad Valorem Tax:

          1.   Assist in filing renditions in all requested jurisdictions.
          2.   Assist with audit and pay all assessments with TRS's funds.
          3.   Assist in reconciling tax reserves as required.

     J.   Fuel and Use Tax:

          1.   Assist in applying for fuel permits as requested.
          2.   Assist in filing tax returns and submit payments.
          3.   Assist in coordinating all tax audits.

     K.   State and Federal Income Tax as follows:

          1. Assist in filing state and federal tax returns and submit required payments.
          2.   Assist in coordinating all tax audits.

     L.   BIPD Claims Administration:

          1.   Investigate and establish required reserves for BIPD claims.
          2.   Negotiate claim settlements.

          3.   Submit claim payments on settled claims.
          4.   Provide necessary claim data.

     M.   HR Administration:

          1. Processing of new hires and profile changes to set up on payroll system.
          2.   Produce headcount reports.

     N.   Reimbursement Accounting Administration:

          1.   Health Care (closeout).
          2.   Dependent Day Care (closeout).

     O.   Benefits Accounting:

          1.   Health care provider billing and payments.
          2. General Ledger billing and reports of employers and employee charges.

     P.   National Rental Accounting Billing Services:

          1.   Invoice national rental accounts regarding central billing.

     Q.   Vehicle Purchasing Administration:/2/

          1.   Select unit numbers to process all TRS purchases annually.
          2.   Maintain all Newco Sample Purchase Orders in Purchasing J512
               System.
          3. Issue purchase orders (manual) for all car carrier and towing equipment.
          4.   Process all vendor invoices for TRS equipment purchased.
          5. Provide all required Vehicle Administration (VA) data transfer unique to TRS.

______________________

/2/  Vehicle Purchasing Services Not Provided:
                                 ---
     1. Vehicle specifications assistance.
     2. Vehicle pricing assistance.
     3. Purchase package participation or assistance.
     4. Purchasing negotiations involvement.
     5. Quality assurance.
     6. Pilot model inspection assistance.
     7. Vendor performance measurements.
     8. Delivery management to final destination.

          6. Provide status on all chassis equipment ordered until chassis reaches designated body company.
          7.   Network Sales -- Parts Distribution.

     R.   Employee and Dealer Training:/3/

          1. Facilitation of the Dealer Process Change Team Project, development of project recommendation and implementation plan. Assist business unit in implementing new standards, new roles and responsibilities, and new dealer compensation strategies.
          2. Design and develop CRCS new system training program. This includes providing a Train the Trainer Program in conjunction with EDS, and TSR development team.
          3. Development of training process and program roll out for the DDM technology platform.
          4.   New hire training in the Atlanta and Denver centers.
          5. Update and roll out of DDM new hire program including development of self study guide and associated job tools.
          6. Documentation and packaging of all training materials, equipment, video tapes and prepurchased training programs which are used to support the CTR/RMM business.
          7. Part-time consulting from the Director of CFC will be required from time to time. His dedicated support is required to complete the Dealer Process Change Team Project.
          8. Development of 1997 CTR/RMM Training Plan which includes identification of business training requirements and alternative solutions.
          9. In conjunction with the CTR Finance department, develop necessary training and communication materials for managers to build understanding of new financial standards (EVA).
         10. Support functional process improvement efforts with tools, facilitation, and analysis as needed.

________________________

/3/     Ryder's Customer Focus Center (CFC) agrees to provide training and consulting services through December 31, 1996 as agreed in the 1996 business plan. Notwithstanding anything in the Agreement to the contrary, Ryder shall not be obligated to provide any Employee and Dealer Training to TRS in 1997 or subsequent calendar years. The following individuals are a primary resource to TRS. * -Training Consultant; * -Training Consultant; * -Trainer. These employees will continue to support TRS in all aspects of TRS's training requirements. The listed services describe the key projects in the 1996 business plan. It is understood that not all of these projects will be fully completed; however, a monthly status will be furnished indicating accomplishments and costs incurred. Payment will be made based on monthly expenses incurred and cannot exceed $100,000 in total without both parties agreeing.

          11. PKS - develop and deliver implementation training for all RMM users of product knowledge system.
          12. Design and deliver follow-up to strategic selling at fall RMM sales meeting.

                                       5